UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2009
infoGROUP Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19598 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective February 4, 2009, Fred Vakili, former Executive Vice President of Administration and Chief Administrative Officer, resigned from infoGROUP Inc. (the “Company”). The Company has no plans to fill the roles of Executive Vice President of Administration and Chief Administrative Officer at this time.
Effective February 6, 2009, John H. Longwell, former acting Executive Vice President for Business Conduct, General Counsel and Secretary, resigned from the Company. As previously disclosed in the Company’s Current Report on Form 8-K filed by the Company on December 31, 2008, the Company appointed Thomas J. McCusker, to the position of Executive Vice President for Business Conduct and General Counsel effective December 23, 2008. On January 30, 2009, the Company appointed Mr. McCusker as its Secretary.
Effective February 6, 2009, Robin S. Chandra, a member of the Board of Directors of the Company since December 2007, resigned from the Board. Mr. Chandra resigned to focus efforts on his primary business, and his resignation as a director was not related to any disagreement with the Company regarding any matter related to the Company’s operations, policies or practices.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
infoGROUP Inc.

By:	/s/ Thomas J. McCusker

Thomas J. McCusker
Secretary and Executive Vice President for Business Conduct and General Counsel
Date: February 10, 2009